EXHIBIT 99.1

CUSIP No. 26916J106

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of March 29, 2023, by and among the parties signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of Common Stock of ESS Tech, Inc. is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

CYCLE CAPITAL FUND III, L.P.,
a partnership formed under the Civil Code of Québec

By: Cycle Capital III, L.P.,
Its General Partner

By: Cycle Capital Management III, Inc.
Its General Partner

By:	/s/ Andrée-Lise Methot
President

CYCLE CAPITAL III, L.P.,
a partnership formed under the Civil Code of Québec

By: Cycle Capital Management III, Inc.,
Its General Partner

By:	/s/ Andrée-Lise Methot
President

CYCLE CAPITAL MANAGEMENT III, INC.,
a company incorporated under the Canada Business Corporations Act

By:	/s/ Andrée-Lise Methot
President

Andrée-Lise Methot
By:	/s/ Andrée-Lise Methot

Claude Vachet
By:	/s/ Claude Vachet